Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 30, 2013) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three month period ended March 31, 2013. For the three month period ended March 31, 2013, the Company’s net income available to common shareholders was $984,000, or $0.13 per common share, basic and diluted, compared to net income available to common shareholders of $470,000, or $0.06 per common share basic and diluted, for the three month period ended March 31, 2012. The improved level of net income available to common shareholders was largely the result of an increase in gains on the sale of securities, a reduction in the Company’s provision for loan loss expense and the elimination of preferred stock dividends and warrant accretion associated with the Company’s Preferred stock. The Preferred stock was repurchased on December 19, 2012, and the Company’s warrant was repurchased on January 16, 2013.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company experienced modest loan growth in the last few days of the quarter. Our loan pipeline continues to provide a reason for optimism for future loan growth. Loan demand appears to be slowly building with competitive pressures keeping overall yields lower.”

Mr. Peck continued, “We continue to find success in reducing our level of criticized and classified assets. At March 31, 2013, total loans classified as substandard or worse were $43.7 million, or 38.9% of the Company’s risk based capital. At December 31, 2012, loans classified as substandard of worse totaled $66.6 million, or 60.8% of the Company’s risk based capital. For HopFed Bancorp, maintaining a level of classified loans to risk based capital ratio of less than 50% is an important asset quality measure.”

Mr. Peck concluded, “On April 11, 2013, Heritage Bank was notified that it has received conditional approval from the Kentucky Department of Financial Institutions (“KDFI”) for a state commercial bank charter. Upon conversion, Heritage Bank will be regulated by the KDFI and the Federal Deposit Insurance Corporation. HopFed Bancorp, Inc. has applied to convert its thrift holding company charter to a bank holding company and will continue to be regulated by the Federal Reserve Bank of Saint Louis. We appreciate the long history of our Company as a federal savings and loan. However, the benefits once enjoyed by savings and loan chartered institutions have been marginalized by regulatory changes. Our charter conversions will free the Company from both the burden of duplicate reporting requirements and additional burdensome regulatory restrictions placed on savings and loans such as the qualified thrift lender test and the Home Owners Lending Act.”

Financial Highlights

•

The Company and Bank’s capital ratios remain strong. At March 31, 2013, the Company’s tangible book value was $13.84 per share and our tangible common equity ratio is 10.59%. The Bank’s Tier 1 Leverage and Total Risk Based Capital Ratios at March 31, 2013, are 10.59% and 19.01%, respectively. The Company’s Tier 1 Leverage and Total Risk Based Capital Ratios are 10.77% and 19.25%, respectively.

•

At March 31, 2013, the Company’s allowance for loan loss totaled $10.6 million, or 1.95% of total loans and 150.35% of non-accrual loans. In the three month period ended March 31, 2013, the Company’s net charge offs totaled $445,000, or an annualized rate of 0.33% of average loans.

•

For the three month period ended March 31, 2013, the Company’s net interest margin was 2.99% as compared to 3.01% for the three month period ended December 31, 2012. In the six month period beginning April 1, 2013, and ending September 30, 2013, the Company has $138.6 million in time deposits that are scheduled to mature at a weighted average cost of 1.71%. The Company is focused on re-pricing these deposits at current market rates and reducing our interest expense.

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HFBC Reports First Quarter Results

April 30, 2013

Asset Quality

At March 31, 2013, the Company’s level of non-accrual loans totaled $7.0 million, as compared to $7.6 million at December 31, 2012. At March 31, 2013, and December 31, 2012, non-accrual loans totaled 1.30% and 1.43% of total loans, respectively.

A summary of non-accrual loans at March 31, 2013, and December 31, 2012, is as follows:

	March 31, 2013	December 31, 2012
	(Dollars in Thousands)
One-to-four family mortgages	$1,883	2,243
Home equity line of credit	66	66
Junior lien	3	4
Multi-family	—	38
Construction	177	—
Land	2,754	2,768
Farmland	545	648
Non-residential real estate	951	1,134
Consumer loans	65	145
Commercial loans	592	617

Total non-accrual loans	$7,036	7,663

At March 31, 2013, non-accrual loans plus other real estate owned totaled $8.5 million, or 0.87% of total assets, as compared to $9.2 million, or 0.94% of total assets, at December 31, 2012. The Company’s level of other real estate owned declined $68,000 from December 31, 2012, to March 31, 2013.

A summary of the activity in other real estate owned for the three month period ended March 31, 2013, is as follows:

		Activity During 2013
	Balance 12/31/2012	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sale	Balance 3/31/2013
		(Dollars in Thousands)
One-to-four family mortgages	$258	—	(70)	—	(23)	165
Multi-family	—	—	—	—	—	—
Construction	130	—	—	—	—	130
Farmland	157	—	—	—	—	157
Land	955	—	—	—	—	955
Non-residential real estate	44	73	(32)	—	(12)	73
Consumer assets	4	—	(4)	—	—	—

Total	$1,548	73	(106)	—	(35)	1,480

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

At March 31, 2013, the Company’s level of loans classified as substandard and doubtful were $43.6 million and $32,000 as compared to $66.6 million and none at December 31, 2012. The Company’s specific allowance for impaired loans was $2.7 million at March 31, 2013, and $3.8 million at December 31, 2012.

A summary of the level of classified loans at March 31, 2013, is as follows:

March 31, 2013	Pass	Special Mention	Impaired Loans		Total	Specific Allowance for Impairment	Allowance for Loans not Impaired
			Substandard	Doubful
			(Dollars in Thousands)
One-to-four family mortgages	$155,940	654	3,545	32	160,171	791	2,357
Home equity line of credit	34,934	—	888	—	35,822	144	334
Junior liens	3,688	45	455	—	4,188	70	48
Multi-family	31,144	—	1,866	—	33,010	—	500
Construction	10,436	—	4,112	—	14,548	—	131
Land	14,644	8,917	18,719	—	42,280	946	508
Non-residential real estate	126,706	1,489	4,823	—	133,018	117	2,108
Farmland	43,325	354	5,520	—	49,199	18	706
Consumer loans	12,843	—	272	—	13,115	56	435
Commercial loans	52,154	471	3,433	—	56,058	522	788

Total	$485,814	11,930	43,633	32	541,409	2,664	7,915

A summary of the level of classified loans at December 31, 2012, is as follows:

December 31, 2012	Pass	Special Mention	Impaired Loans		Total	Specific Allowance for Impairment	Allowance for Loans not Impaired
			Substandard	Doubful
			(Dollars in Thousands)
One-to-four family mortgages	$156,961	779	4,595	—	162,335	754	1,736
Home equity line of credit	34,737	1,109	1,237	—	37,083	68	306
Junior liens	3,821	47	468	—	4,336	196	34
Multi-family	27,463	1,478	4,115	—	33,056	38	486
Construction	14,052	—	4,848	—	18,900	—	256
Land	14,374	7,683	23,849	—	45,906	932	1,252
Non-residential real estate	107,947	669	14,021	—	122,637	1,240	1,681
Farmland	38,496	1,230	7,073	—	46,799	184	528
Consumer loans	13,330	—	556	—	13,886	121	217
Commercial loans	44,191	516	5,842	—	50,549	308	311

Total	$455,372	13,511	66,604	—	535,487	3,841	6,807

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

At March 31, 2013, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $4.7 million, as compared to $11.0 million at December 31, 2012. A summary of the activity in loans classified as performing TDRs for the three month period ended March 31, 2013, is as follows:

	Balance at 12/31/12	New TDR	Loss or Foreclosure	Removed due to Payment or Performance	Removed from (Taken to) Non-accrual	Balance at 3/31/13
	(Dollars in Thousands)
One-to-four family mortgages	$1,888	—	—	(1,863)	—	25
Home equity line of credit	—	—	—	—	—	—
Junior Lien	96	—	—	(10)	—	86
Multi-family	234	—	—	(234)	—	—
Construction	4,112	—	—	—	—	4,112
Land	656	—	—	(656)	—	—
Non-residential real estate	3,173	266	—	(3,071)	—	368
Farmland	865	—	—	(865)	—	—
Consumer loans	5	—	—	(1)	—	4
Commercial loans	9	95	—	—	—	104

Total performing TDR	$11,038	361	—	(6,700)	—	4,699

A summary of TDRs and non-performing TDRs at March 31, 2013, and December 31, 2012, is stated below:

	3/31/2013	12/31/2012
	(Dollars in Thousands)
One-to-four family mortgages	$70	1,888
Home equity line of credit	—	—
Junior lien	86	196
Multi-family	—	234
Construction	4,112	4,112
Land	2,754	3,424
Non-residential real estate	368	3,173
Farmland	—	909
Consumer loans	4	5
Commercial loans	232	128

Total TDR	7,626	14,069

Less:
TDR in non-accrual status
One-to-four family mortgages	(45)	—
Home equity line of credit	—	(100)
Junior lien	—	—
Multi-family	—	—
Construction	—	—
Land	(2,754)	(2,768)
Non-residential real estate	—	(44)
Farmland	—	—
Consumer loans	—	—
Commercial loans	(128)	(119)

Total performing TDR	$4,699	11,038

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

Net Interest Income

For the three month period ended March 31, 2013, the Company’s net interest income was $6.4 million, compared to $6.9 million for the three month period ended March 31, 2012, and $6.5 million for the three month period ended December 31, 2012. For the three months ended March 31, 2013, the Company’s net interest margin was 2.99% as compared to 2.98% at March 31, 2012, and 3.01% for the three month period ended December 31, 2012. As compared to the three month period ended March 31, 2012, the average balance of loans outstanding has declined $28.9 million and the average balance of total interest earning assets has declined by $66.3 million during the three month period ended March 31, 2013. During the three month period ended March 31, 2013, the average balance of interest bearing liabilities declined $74.8 million as compared to the three month period ended March 31, 2012.

Non-interest Income

Non-interest income for the three month period ended March 31, 2013, was $2.5 million, as compared to $1.9 million for the three month period ended March 31, 2012, and $2.2 million for the three month period ended December 31, 2012. The increase in non-interest income for the three month period ended March 31, 2013, as compared to the three month periods ended March 31, 2012, and December 31, 2012, was primarily the result of an increase on gains on the sale of securities. The Company recognized net gains on the sale of securities of $627,000 and $44,000 and $53,000 for the three month periods ended March 31, 2013, March 31, 2012, and December 31, 2012, respectively.

Investors seeking higher returns than those available from time deposits have resulted in increased revenue for the Company’s financial services activities. For the three month periods ended March 31, 2013, financial services income was $297,000, as compared to $227,000 and $293,000 for the three month periods ended March 31, 2012, and December 31, 2012, respectively. For the three month period ending March 31, 2013, service charge income was $853,000, compared to $938,000 for the three month period ended March 31, 2012, and $966,000 for the three month period ended December 31, 2012. Typically, service charge income is highest in the fourth quarter of each year and lowest in the first quarter of each year as consumer Christmas spending often drives this revenue while a retreat of consumer spending in the first quarter of each year results in lower levels of income. Additionally, customers appear willing to carry higher balances in transaction accounts due to lower interest rates.

Non-interest Expense

Non-interest expenses were $7.3 million and $7.1million for the three month periods ended March 31, 2013, and March 31, 2012, respectively, and $6.9 million for the three month period ended December 31, 2012. As compared to the three month period ended March 31, 2012, total operating expenses increased by $175,000 over the same period in 2012. The reduction in the Company’s deposit insurance and examination expense is largely the result of a reduced level of brokered and time deposits and the removal of informal regulatory actions. As compared to March 31, 2012, compensation expenses increased by $341,000.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

Balance Sheet

Total assets were $981.1 million at March 31, 2013, an increase of $13.4 million as compared to December 31, 2012. The growth in our balance is largely the result of an increase in both interest bearing checking accounts and non-interest bearing checking accounts which increased by $22.2 million and $6.2 million, respectively as compared to December 31, 2012. For the three month period ended March 31, 2013, total time deposits declined $11.6 million as compared to December 31, 2012.

At March 31, 2013, gross loans outstanding totaled $541.5 million, as compared to $535.6 million at December 31, 2012. The majority of the Company’s loan growth occurred in our owner occupied commercial real estate portfolio. The loan growth, coupled with the Company’s reduction in classified assets, enhances our ability to further improve net income while providing a lower risk profile.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky and Fort Webb LLLP of Bowling Green, Kentucky. The Bank’s operations include Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

Assets	March 31, 2013	December 31, 2012
	(unaudited)
Cash and due from banks	$33,245	31,563
Interest-earning deposits	15,235	5,613

Cash and cash equivalents	48,480	37,176
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	352,973	356,345
Loans receivable, net of allowance for loan losses of $10,579 at March 31, 2013, and $10,648 at December 31, 2012	530,928	524,985
Accrued interest receivable	4,760	5,398
Real estate and other assets owned	1,480	1,548
Bank owned life insurance	9,399	9,323
Premises and equipment, net	22,209	22,557
Deferred tax assets	175	—
Intangible asset	243	292
Other assets	6,034	5,637

Total assets	$981,109	967,689

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$100,305	94,083
Interest-bearing accounts
Interest-bearing checking accounts	169,203	147,047
Savings and money market accounts	82,529	81,643
Other time deposits	425,517	437,092

Total deposits	777,554	759,865
Advances from Federal Home Loan Bank	43,257	43,741
Repurchase agreements	40,485	43,508
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	481	396
Dividends payable	180	180
Deferred tax liability	—	568
Accrued expenses and other liabilities	4,756	4,122

Total liabilities	877,023	862,690

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and no shares outstanding at March 31, 2013, and December 31, 2012.	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,905,955 issued and 7,503,039 outstanding at March 31, 2013, and 7,905,728 issued and 7,502,812 outstanding at December 31, 2012	79	79
Common stock warrant	—	556
Additional paid-in-capital	76,609	76,288
Retained earnings	42,663	41,829
Treasury stock- preferred (at cost, 18,400 shares at March 31, 2013, and December 31, 2012)	(18,400)	(18,400)
Treasury stock- common (at cost, 402,916 shares at March 31, 2013, and December 31, 2012)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	8,211	9,723

Total stockholders’ equity	104,086	104,999

Total liabilities and stockholders’ equity	$981,109	967,689

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended March 31,
	2013	2012
Interest and dividend income:
Loans receivable	$6,882	7,801
Investment in securities, taxable	1,832	2,375
Investment securities, non-taxable	585	575
Interest-earning deposits	6	8

Total interest and dividend income	9,305	10,759

Interest expense:
Deposits	2,046	2,884
Advances from Federal Home Loan Bank	444	573
Repurchase agreements	242	248
Subordinated debentures	182	187

Total interest expense	2,914	3,892

Net interest income	6,391	6,867

Provision for loan losses	376	869

Net interest income after provision for loan losses	6,015	5,998

Non-interest income:
Service charges	853	938
Merchant card income	223	196
Mortgage origination revenue	200	203
Gain on sale of securities	627	44
Income from bank owned life insurance	75	79
Financial services commission	297	227
Other operating income	208	230

Total non-interest income	2,483	1,917

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended March 31,
	2013	2012
Non-interest expenses:
Salaries and benefits	$3,848	3,507
Occupancy expense	845	855
Data processing expense	650	625
State deposit tax	142	162
Intangible amortization expense	49	65
Professional services expense	393	388
Deposit insurance and examination expense	232	419
Advertising expense	333	304
Postage and communications expense	139	141
Supplies expense	136	111
Loss on disposal of equipment	—	6
(Gain) Loss on sale of real estate owned	35	147
Real estate owned expenses	76	46
Other operating expenses	396	323

Total non-interest expense	7,274	7,099

Income before income tax expense	1,224	816
Income tax expense	240	89

Net income	984	727

Less:
Dividend on preferred shares	—	229
Accretion dividend on preferred shares	—	28

Net income available to common shareholders	$984	$470

Net income available to common shareholders

Per share, basic	$0.13	$0.06

Per share, diluted	$0.13	$0.06

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,488,445	7,484,475

Weighted average shares outstanding - diluted	7,488,445	7,484,475

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	3/31/2013	12/31/2012	Change from Prior Quarter
Interest and dividend income:
Loans receivable	$6,882	7,211	(329)
Investment in securities, taxable	1,832	1,899	(67)
Investment in securities, non-taxable	585	571	14
Interest-earning deposits	6	4	2

Total interest and dividend income	9,305	9,685	(380)

Interest expense:
Deposits	2,046	2,292	(246)
Advances from Federal Home Loan Bank	444	454	(10)
Repurchase agreements	242	242	—
Subordinated debentures	182	181	1

Total interest expense	2,914	3,169	(255)

Net interest income	6,391	6,516	(125)

Provision for loan losses	376	500	(124)

Net interest income after provision for loan losses	6,015	6,016	(1)

Non-interest income:
Service charges	853	966	(113)
Merchant card income	223	222	1
Mortgage orgination revenue	200	201	(1)
Gain on sale of securities	627	53	574
Income from bank owned life insurance	75	161	(86)
Financial services commission	297	293	4
Other operating income	208	290	(82)

Total non-interest income	2,483	2,186	297

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	3/31/2013	12/31/2012	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,848	3,464	384
Occupancy expense	845	917	(72)
Data processing expense	650	632	18
State deposit tax	142	162	(20)
Intangible amortization expense	49	49	—
Professional services expense	393	284	109
Deposit insurance and examination expense	232	267	(35)
Advertising expense	333	405	(72)
Postage and communications expense	139	118	21
Supplies expense	136	75	61
Loss on sale of real estate owned	35	(21)	56
Real estate owned expenses	76	33	43
Other operating expenses	396	547	(151)

Total non-interest expense	7,274	6,932	342

Income before income tax expense	1,224	1,270	(46)
Income tax expense	240	165	75

Net income	984	1,105	(121)

Less:
Dividend on preferred shares	—	318	(318)
Accretion dividend on preferred shares	—	139	(139)

Net income available to common stockholders	$984	648	336

Net income available to common stockholders
Per share, basic	$0.13	$0.09	$0.04

Per share, diluted	$0.13	$0.09	$0.04

Dividend per share	$0.02	$0.02

Weighted average shares outstanding - basic	7,488,445	7,487,726

Weighted average shares outstanding - diluted	7,488,445	7,487,726

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 30, 2013

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2013, and March 31, 2012, by $282,000 and $271,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.50% for the three month period ended March 31, 2013, and 2.00% for the three month period ended March 31, 2012. The table adjusts tax-free loan income by $1,000 for the three month period ended March 31, 2013, and $6,000 for the three month period ended March 31, 2012, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2013	Income and Expense 3/31/2013	Average Rates 3/31/2013	Average Balance 3/31/2012	Income and Expense 3/31/2012	Average Rates 3/31/2012
	(Table Amounts in Thousands, Except Percentages)
Loans	$522,705	6,883	5.27%	$551,579	7,807	5.66%
Investments AFS taxable	284,378	1,832	2.58%	329,819	2,375	2.88%
Investment AFS tax free	75,689	867	4.58%	65,669	846	5.15%
Federal funds	9,882	6	0.24%	11,911	8	0.27%

Total interest earning assets	892,654	9,588	4.30%	958,978	11,036	4.60%

Other assets	85,058			94,246

Total assets	$977,712			$1,053,224

Interest bearing checking	164,074	330	0.80%	143,858	294	0.82%
Saving / MMDA	80,687	33	0.16%	72,434	33	0.18%
Retail time deposits	384,815	1,499	1.56%	457,461	2,289	2.00%
Brokered deposits	47,100	184	1.56%	57,345	268	1.87%
FHLB borrowings	43,558	444	4.08%	62,969	573	3.64%
Repurchase agreements	43,032	242	2.25%	44,043	248	2.25%
Subordinated debentures	10,310	182	7.06%	10,310	187	7.26%

Total interest bearing liabilities	773,576	2,914	1.51%	848,420	3,892	1.83%

Non-interest bearing deposits	94,100			80,503
Other liabilities	4,989			5,164
Stockholders’ equity	105,047			119,137

Total liabilities and stockholders’ equity	$977,712			$1,053,224

Net change in interest earning assets and interest bearing liabilities		6,674	2.79%		7,144	2.77%

Net yield on interest earning assets		2.99%			2.98%

This information is preliminary and based on company data available at the time of the presentation.

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